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                             CONSENT OF COUNSEL

    The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in the Registration Statement on Form S-1 of Trimeris, Inc.

/s/ Pennie & Edmonds LLP
PENNIE & EDMONDS LLP

New York, New York
July 11, 1997